UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2018

GEMPHIRE THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37809	47-2389984
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

17199 N. Laurel Park Drive, Suite 401

Livonia, Michigan 48152

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (734) 245-1700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01   Entry into a Material Definitive Agreement.

On February 8, 2018, Gemphire Therapeutics Inc. (“Gemphire”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Piper Jaffray & Co., as representative (the “Representative”) of the underwriters identified therein (collectively, the “Underwriters”), pursuant to which Gemphire agreed to issue and sell 3,142,858 shares of its common stock, $0.001 par value per share, at a public offering price of $7.00 per share (the “Offering”).    Under the terms of the Underwriting Agreement, Gemphire granted the Underwriters a 30-day option to purchase up to an additional 471,429 shares of Gemphire’s common stock.  Gemphire expects to receive approximately $20.1 million in net proceeds from the Offering (assuming the option to purchase additional shares is not exercised), after underwriting discounts and estimated expenses payable by Gemphire.  The Offering is scheduled to close on or about February 12, 2018, subject to customary closing conditions.

The Underwriting Agreement contains representations, warranties and covenants made by Gemphire that are customary for transactions of this type.  Under the terms of the Underwriting Agreement, Gemphire has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.  In addition, pursuant to the terms of the Underwriting Agreement, Gemphire and its executive officers and directors have entered into agreements with the Underwriters providing that Gemphire and each of these persons may not, without the prior written approval of the Representative, subject to limited exceptions, offer, sell, transfer or otherwise dispose of Gemphire’s securities for a period of 90 days following the Offering.

The Offering was made pursuant to Gemphire’s Registration Statement on Form S-3 (Registration No. 333-220315), filed with the Securities and Exchange Commission (the “SEC”) on September 1, 2017 and declared effective by the SEC on September 12, 2017, and the related prospectus supplement dated February 8, 2018.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 and is incorporated herein by reference.  The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

The opinion of Gemphire’s counsel regarding the legality of the shares issued pursuant to the Offering is also filed as Exhibit 5.1.

Item 8.01   Other Events.

On February 8, 2018,  Gemphire issued a press release announcing the terms of the Offering.

A copy of the press release dated February 8, 2018 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.  Information contained on or accessible through any website reference in the press release is not part of, or incorporated by reference in, this Current Report on Form 8-K, and the inclusion of such website addresses in this Current Report on Form 8-K by incorporation by reference of the press release is as inactive textual references only.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

1.1	Underwriting Agreement, by and between Gemphire and Piper Jaffray & Co. dated February 8, 2018.
5.1	Opinion of Honigman Miller Schwartz and Cohn LLP.
23.1	Consent of Honigman Miller Schwartz and Cohn LLP (contained in Exhibit 5.1).
99.1	Press Release dated February 8, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEMPHIRE THERAPEUTICS INC.

Dated: February 9, 2018

	By:	/s/ Jeffrey S. Mathiesen
Jeffrey S. Mathiesen
Chief Financial Officer